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                                                                Exhibit (4)(iii)

                 SECOND AMENDMENT TO SHORT TERM CREDIT AGREEMENT

                  THIS SECOND AMENDMENT TO SHORT TERM CREDIT AGREEMENT, dated as of October 24, 1997 (this "Amendment"), by and between CURTISS-WRIGHT CORPORATION, a Delaware corporation (the "Borrower"), the lenders parties hereto from time to time (the "Lenders", as defined further below), and MELLON BANK, N.A., a national banking association, as agent for the Lenders hereunder (in such capacity, together with its successors in such capacity, the "Agent");

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders and the Agent are parties to a Short Term Credit Agreement, dated as of October 29, 1994 (as amended, the "Credit Agreement"), pursuant to which the Lenders have made Loans to the Borrower; and

                  WHEREAS, the Borrower has requested the Lenders to extend the Expiration Date to October 23, 1998; and

                  WHEREAS, the Lenders are willing to so extend the Expiration Date upon the terms and conditions hereinafter set forth; and

                  WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Extension of Expiration Date. The date "October 24, 1997" appearing in the definition of the term "Expiration Date" in Section 1.01 of the Credit Agreement is hereby amended to be "October 23, 1998".

                  2. Conditions Precedent. The effectiveness of this Amendment is subject to the accuracy as of the date hereof of the representations and warranties herein contained, to the performance by the Borrower of its obligations to be performed hereunder on or before the date hereof and to the satisfaction, on or before October 25, 1997 (the date of such satisfaction being referred to herein as the "Effective Date"), of the following further conditions precedent:

                           (a) Amendment. Each Lender shall have received a
                  counterpart of this Amendment, duly executed by the Borrower.

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                                                                         Page 35

                           (b) Representations and Warranties; Events of Default
                  and Potential Defaults. The representations and warranties contained in Section 3 hereof shall be true and correct on and as of the Effective Date with the same effect as though made on and as of such date. On the Effective Date, no Event of Default and no Potential Default shall have occurred and be continuing or shall exist or shall occur or exist after giving effect to this Amendment and the transactions contemplated hereby. By execution of this Amendment, the Borrower certifies to the Lenders that (a) the representations and warranties set forth in Section 3 hereof are true and correct on and as of such date and (b) on such date no Event of Default or Potential Default has occurred and is continuing or exists or will occur or exist after giving effect to this Amendment and the transactions contemplated hereby.

                  3. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Lenders that the representations and warranties set forth in the Credit Agreement, as amended by this Amendment, are true and correct on and as of the date hereof as if made on and as of the date hereof, and that no Event of Default or Potential Default has occurred and is continuing or exists on and as of the date hereof; provided, however, that, for purposes of the foregoing, all references in the Credit Agreement to "this Agreement" shall be deemed to be references to this Amendment and the Credit Agreement as amended by this Amendment.

                  4. Effectiveness of Amendment. This Amendment shall be effective from and after the Effective Date upon satisfaction of the conditions precedent referred to herein.

                  5. Effect of Amendment. The Credit Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed and shall, as so amended, remain in full force and effect.

                  6. Governing Law. This Amendment shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

                  7. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the date first above written.

                                          CURTISS-WRIGHT CORPORATION

                                          By      /s/ Gary Benschip
                                             -----------------------------
                                          Title      Treasurer


                                          MELLON BANK, N.A., individually and
                                          as Agent

                                          By      /s/ Gilbert B. Mateer
                                             -----------------------------
                                          Title     VP


                                          PNC BANK, NATIONAL ASSOCIATION

                                          By      /s/ Alpheus J. Norman
                                             ------------------------------
                                          Title    Vice President


                                          THE BANK OF NOVA SCOTIA

                                          By      /s/ Brian S. Allen
                                             ------------------------------
                                          Title   Sr. Relationship Manager